Exhibit 99.1

FINAL FOR RELEASE

Contacts:
Chad Holmes	Andrew Blazier
Chief Financial Officer	Senior Associate
Charles River Associates	Sharon Merrill Associates, Inc.
312-377-2322	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
RESULTS FOR THE FIRST QUARTER OF 2018

Delivers Ninth Consecutive Quarter of Year-Over-Year Revenue Growth and More Than Doubles Net Income Year Over Year

Strong Results Driven by Contributions Across Services and Geographies

BOSTON, April 26, 2018 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fiscal first quarter ended March 31, 2018.

Key First-Quarter Fiscal 2018 Highlights

•                  Revenue grew 12.8% year over year to $99.5 million.

•                  Utilization was 73%, as quarter-end headcount increased by 20, or 3.2%, year over year.

•                  Net income increased 104% year over year to $5.8 million, or 5.8% of revenue, compared with $2.9 million, or 3.2% of revenue, in the first quarter of fiscal 2017; non-GAAP net income increased 115% year over year to $6.2 million.

•                  Earnings per diluted share increased 103% year over year to $0.67; non-GAAP earnings per diluted share increased 118% year over year to $0.72.

•                  Non-GAAP EBITDA grew 48% year over year to $10.0 million, or 10.0% of non-GAAP revenue.

•                  On a constant currency basis relative to the first quarter of fiscal 2017, revenue would have been $2.2 million lower, while GAAP and non-GAAP net income, earnings per diluted share, and EBITDA would have been approximately $0.1 million, $0.01 per diluted share, and $0.2 million lower, respectively.

•                  CRA returned $9.8 million of capital to its shareholders, consisting of $1.5 million of dividend payments and $8.3 million for share repurchases of approximately 163,000 shares, at an average price of $51.13 per share.

Management Commentary

“CRA delivered strong first-quarter results, as we continued to successfully execute our strategy to generate broad-based, profitable growth,” said Paul Maleh, CRA’s President and Chief Executive Officer. “CRA has now reported year-over-year revenue growth for each of the past nine quarters and fourteen of the past seventeen quarters. I am particularly pleased that this quarter’s results were driven primarily by organic growth. For the first quarter, legal and regulatory and management consulting services each grew more than 10% year over year. More specifically, our performance was driven by double-digit revenue growth in our Antitrust & Competition Economics, Energy, Forensic Services, and Life Sciences practices. We also experienced strength across geographies, with revenues from North America and international operations growing 9.1% and 30.7% year over year, respectively. This strong top-line performance drove the increase in profit, as non-GAAP EBITDA grew approximately 50% and non-GAAP net income more than doubled relative to the first quarter of last year.”

Outlook and Financial Guidance

“For fiscal 2018, on a constant currency basis relative to fiscal 2017, we are reaffirming our previous guidance of revenue in the range of $380 million to $392 million and non-GAAP EBITDA margin in the range of 8.8% to 9.8%. While we are pleased with our performance in the first quarter of fiscal 2018, we remain mindful that uncertainties around global economic conditions can affect our business,” Maleh concluded.

CRA does not provide reconciliations of its annual non-GAAP EBITDA margin guidance to GAAP net income margin because CRA is unable to estimate with reasonable certainty the revaluation of contingent consideration liabilities, unusual gains or charges, foreign currency exchange rates, and the resulting effect of these items, and of equity awards, on CRA’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.

Quarterly Dividend

On April 26, 2018, CRA’s Board of Directors declared a quarterly cash dividend of $0.17 per common share, payable on June 15, 2018 to shareholders of record as of May 29, 2018. CRA expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call today at 10:00 a.m. ET to discuss its first-quarter 2018 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.

In combination with this press release, CRA has posted prepared remarks by its CFO Chad Holmes under “Conference Call Materials” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

NON-GAAP FINANCIAL MEASURES

In this release, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with financial measures that were not calculated in accordance with GAAP. CRA believes that the non-GAAP financial measures described below are important to management and investors because these measures are more indicative of CRA’s ongoing operating results and financial condition.

The adjustments made to the financial measures identified in this release as “non-GAAP” are as follows: for all periods presented, CRA has excluded the results of its GNU subsidiary, which sold substantially all of its assets in April 2016, and for the first quarter of fiscal 2018, CRA has also excluded certain non-cash charges relating principally to valuation changes in contingent consideration and net costs related to a lease recapture. This release also presents certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates. Finally, this release also presents the non-GAAP financial metric EBITDA. In addition to supplementing its understanding and evaluation of CRA’s performance, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments described above are made to the performance criteria for some of CRA’s performance-based compensation.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in this release. EBITDA and the financial measures identified in this release as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of this press release. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

SAFE HARBOR STATEMENT

Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future revenue and non-GAAP EBITDA margin, our continued ability to execute on any strategy, our expectations regarding the payment of any future quarterly dividends, and statements using the terms “expect” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual revenue and non-GAAP EBITDA margin in fiscal 2018 on a constant currency basis relative to fiscal 2017 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained in or implied by the other forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. We undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED MARCH 31, 2018 COMPARED TO THE QUARTER ENDED APRIL 1, 2017

(In thousands, except per share data)

	Quarter Ended March 31, 2018					Quarter Ended April 1, 2017
		GAAP			Non-GAAP		GAAP			Non-GAAP
	GAAP	% of	Adjustments to	Non-GAAP	% of	GAAP	% of	Adjustments to	Non-GAAP	% of
	Results	Revenues	GAAP Results (1)	Results	Revenues	Results	Revenues	GAAP Results (2)	Results	Revenues

Revenues	$99,476	100.0%	$—	$99,476	100.0%	$88,171	100.0%	$—	$88,171	100.0%
Cost of services (exclusive of depreciation and amortization)	68,082	68.4%	(107)	68,189	68.5%	62,581	71.0%	—	62,581	71.0%
Selling, general and administrative expenses	21,650	21.8%	555	21,095	21.2%	18,716	21.2%	52	18,664	21.2%
Depreciation and amortization	2,231	2.2%	—	2,231	2.2%	1,963	2.2%	—	1,963	2.2%
Income (loss) from operations	7,513	7.6%	(448)	7,961	8.0%	4,911	5.6%	(52)	4,963	5.6%

Interest and other income (expense), net	(278)	-0.3%	—	(278)	-0.3%	(303)	-0.3%	—	(303)	-0.3%
Income (loss) before provision for income taxes and noncontrolling interest	7,235	7.3%	(448)	7,683	7.7%	4,608	5.2%	(52)	4,660	5.3%
Provision for income taxes	1,421	1.4%	(68)	1,489	1.5%	1,778	2.0%	—	1,778	2.0%
Net income (loss)	5,814	5.8%	(380)	6,194	6.2%	2,830	3.2%	(52)	2,882	3.3%
Net (income) loss attributable to noncontrolling interests, net of tax	—	0.0%	—	—	0.0%	23	0.0%	23	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$5,814	5.8%	$(380)	$6,194	6.2%	$2,853	3.2%	$(29)	$2,882	3.3%

Net Income per share attributable to CRA International, Inc.:
Basic	$0.70			$0.74		$0.34			$0.34
Diluted	$0.67			$0.72		$0.33			$0.33

Weighted average number of shares outstanding:
Basic	8,285			8,285		8,419			8,419
Diluted	8,580			8,580		8,621			8,621

(1) These adjustments relate principally to valuation changes in contingent consideration and net costs related to a lease recapture.

(2) These adjustments include activity related to GNU123 Liquidating Corporation (“GNU”), formerly known as CRA’s majority owned subsidiary “NeuCo”. In April 2016, substantially all of GNU’s assets were sold.

CRA INTERNATIONAL, INC.

UNAUDITED NON-GAAP EBITDA AND RECONCILIATION TO NET INCOME

FOR THE FISCAL QUARTER ENDED MARCH 31, 2018 COMPARED TO THE FISCAL QUARTER ENDED APRIL 1, 2017

(In thousands)

	Quarter Ended March 31, 2018					Quarter Ended April 1, 2017
		GAAP			Non-GAAP		GAAP			Non-GAAP
		% of	Adjustments to		% of		% of	Adjustments to		% of
	GAAP	Revenues	GAAP Results (1)	Non-GAAP	Revenues	GAAP	Revenues	GAAP Results (2)	Non-GAAP	Revenues

Revenues	$99,476	100.0%	$—	$99,476	100.0%	$88,171	100.0%	$—	$88,171	100.0%

Net income (loss) attributable to CRA International, Inc.	$5,814	5.8%	$(380)	$6,194	6.2%	$2,853	3.2%	$(29)	$2,882	3.3%
Net loss attributable to noncontrolling interests, net of tax	—	0.0%	—	—	0.0%	(23)	0.0%	(23)	—	0.0%
Net income (loss)	5,814	5.8%	(380)	6,194	6.2%	2,830	3.2%	(52)	2,882	3.3%
Interest expense, net	37	0.0%	—	37	0.0%	112	0.1%	—	112	0.1%
Provision for income taxes	1,421	1.4%	(68)	1,489	1.5%	1,778	2.0%	—	1,778	2.0%
Depreciation and amortization	2,231	2.2%	—	2,231	2.2%	1,963	2.2%	—	1,963	2.2%
EBITDA	9,503	9.6%	(448)	9,951	10.0%	6,683	7.6%	(52)	6,735	7.6%

(1) These adjustments relate principally to valuation changes in contingent consideration and net costs related to a lease recapture.

(2) These adjustments include activity related to GNU123 Liquidating Corporation (“GNU”), formerly known as CRA’s majority owned subsidiary “NeuCo”. In April 2016, substantially all of GNU’s assets were sold.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 30,
	2018	2017

Assets
Cash and cash equivalents	$10,852	$54,035
Accounts receivable and unbilled, net	120,191	113,333
Other current assets	17,295	16,913
Total current assets	148,338	184,281

Property and equipment, net	46,917	44,643
Goodwill and intangible assets, net	98,408	98,208
Other assets	50,319	34,625
Total assets	$343,982	$361,757

Liabilities and shareholders’ equity
Current liabilities	$104,272	$121,981
Long-term liabilities	34,507	32,547
Total liabilities	138,779	154,528

Total shareholders’ equity	205,203	207,229
Total liabilities and shareholders’ equity	$343,982	$361,757

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Quarter Ended	Quarter Ended
	March 31,	April 1,
	2018	2017
Operating activities:
Net income	$5,814	$2,830
Adjustments to reconcile net income to net cash used in operating activities, net of effect of acquired businesses:
Non-cash items, net	5,517	4,217
Accounts receivable and unbilled services	(5,436)	(12,093)
Working capital items, net	(46,434)	(15,325)
Net cash used in operating activities	(40,539)	(20,371)

Investing activities:
Consideration relating to acquisitions, net	—	(16,163)
Purchases of property and equipment	(3,248)	(823)
GNU cash proceeds from sale of business assets	—	—
Net cash used in investing activities	(3,248)	(16,986)

Financing activities:
Issuance of common stock, principally stock option exercises	535	1,266
Borrowings under line of credit	10,000	6,000
Tax withholding payments reimbursed by restricted shares	(1,783)	(703)
Cash paid on dividend equivalents	(98)	(24)
Cash dividend paid to shareholders	(1,423)	(1,188)
Repurchases of common stock	(7,230)	—
Net cash provided by financing activities	1	5,351

Effect of foreign exchange rates on cash and cash equivalents	603	295

Net increase in cash and cash equivalents	(43,183)	(31,711)
Cash and cash equivalents at beginning of period	54,035	53,530

Cash and cash equivalents at end of period	$10,852	$21,819

Noncash investing and financing activities:
Issuance of common stock for acquired business	$—	$3,000
Repurchases of common stock payable	$1,095	$—
Purchases of property and equipment not yet paid for	$3,923	$512
Asset retirement obligation	$223	$—
Purchases of property and equipment paid by a third party	$—	$153
Supplemental cash flow information:
Cash paid for income taxes	$212	$281
Cash paid for interest	$60	$78